UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01     Other Events.

On August 15, 2025, the United States District Court for the District of Kansas (the "Court") preliminarily approved the settlement ("Settlement") of the stockholder derivative actions captioned Stein v. Crutchfield et al., Case No.23-cv-2038-EFM-ADM (D. Kan.) and Morelli v. Malecha et al., Case No. 24-cv-2495-EFM-ADM (D. Kan.) (collectively, the "Actions"). Pursuant to the Court's order granting preliminary approval of the Settlement, Compass Minerals International, Inc. (the "Company") is required to publish the Notice of Pendency and Proposed Settlement of Derivative Actions (the "Notice"), attached hereto as Exhibit 99.1, and the Stipulation and Settlement Agreement (the "Stipulation"), attached hereto as Exhibit 99.2. The Notice and the Stipulation are available for review on the Investor Relations section of the Company's website at www.compassminerals.com. As noted in the Notice and the Stipulation, the defendants deny any and all claims alleged in the Actions.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
99.1	Notice of Pendency and Proposed Settlement of Derivative Actions.
99.2	Stipulation and Settlement Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: August 28, 2025	By:	/s/ Peter Fjellman
Peter Fjellman
Title: Chief Financial Officer